UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934
Date of Report (Date of earliest event reported): December 11, 2007
Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403

Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code: (262) 636-1200

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06 Material Impairments.
On December 13, 2007, Modine Manufacturing Company (the “Company”) filed a Current Report on Form 8-K dated December 11, 2007 (the “Initial 8-K”) disclosing, among other things, that its Original Equipment — North America business was continuing to experience unfavorable operating results amid a slower-than-anticipated heavy-duty truck market recovery and a difficult business climate. At that time, the then current outlook for that business was below the Company’s previous expectations. As a result, the Company has evaluated this segment’s goodwill and other long-lived assets for impairment and Modine’s net U.S. deferred tax assets for realizability in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets;” SFAS No. 142, “Goodwill and Other Intangible Assets,” and SFAS No. 109, “Accounting for Income Taxes.”
In the Initial 8-K, the Company also disclosed that in response to the underlying performance issues within the Original Equipment — North America segment, the Company was actively formulating plans for additional restructuring activities, including plant closures, product line rationalizations and other significant measures, in its North American operations and its European operations as well. The restructuring activities were subject to approval by the Modine Board of Directors.
On January 29, 2008, the Company determined that certain of its assets were impaired and that a deferred tax valuation charge was necessary in the Company’s financial statements for the third fiscal quarter ended December 26, 2007. These charges are the result of the Company’s previously announced evaluation of its goodwill, fixed assets and deferred tax assets, primarily related to its Original Equipment — North America segment. Included in the charges are the following:
•	Goodwill impairment charge of $23.8 million recorded in the Original Equipment — North America segment;

•	Long-lived asset impairment charge of $3.0 million recorded in the Original Equipment — North America segment;

•	Long-lived asset impairment charge of $4.7 million recorded in the Original Equipment — Europe segment; and

•	Deferred tax valuation charge of $40.4 million recorded against substantially all of the Company’s U.S. tax jurisdiction deferred tax assets.
To improve business performance, on January 29, 2008, the Company’s Board of Directors authorized restructuring actions, including the anticipated closure of three U.S. manufacturing plants and a facility in Europe. This restructuring effort is expected to cost between $40 million and $45 million (including approximately $11 million in employee-related charges and $10 million in non-cash charges), beginning in the fourth quarter of fiscal 2008, with anticipated annualized savings in the range of $20 to $25 million when fully implemented over the next 18 to 24 months.
Forward-Looking Statements
Statements made regarding future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations. The Company’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to, the Company’s ability to successfully implement its restructuring plans and drive cost reductions as a result; the ability of the Company to maintain adequate liquidity to carryout restructuring programs while investing for future growth; its ability to continue to service its customers during the implementation of any restructuring plan; the avoidance of inefficiencies in the transition of products from plants to be closed to plants continuing in operation; factors impacting the Original Equipment — North

America segment operating results; the ability of the Company, its customers and suppliers to achieve projected sales and production levels; unanticipated product or manufacturing difficulties; the Company’s ability to remain in compliance with its debt agreements; international economic changes and challenges; and other factors affecting the Company’s business prospects discussed in filings made by the Company, from time to time, with the Securities and Exchange Commission including the factors discussed in Item 1A, Risk Factors, and in the “Forward-Looking Statements” section in Item 7 of the Company’s most recent Annual Report on Form 10-K and its quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company
By:	/s/ D. B. Rayburn
D. B. Rayburn
President and Chief Executive Officer

By:	/s/ D. R. Zakos
D. R. Zakos
Vice President, General Counsel and Secretary

Date: February 4, 2008